PRESS RELEASE

FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	745 Fifth Avenue, 19th Floor		Chief Financial Officer
	New York, NY 10151		646-429-1818
ddoft@mdc-partners.com

MDC PARTNERS INC. REPORTS RECORD RESULTS FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2013

- EBITDA GUIDANCE INCREASED FROM $142-146 MILLION TO $152-157
MILLION, IMPLYING YEAR OVER YEAR GROWTH OF +28% TO +33% -

- QUARTERLY DIVIDEND INCREASED 21% FROM $0.14 TO $0.17 PER SHARE
UNDERSCORING STRONG FREE CASH FLOW GENERATION -

SECOND QUARTER HIGHLIGHTS:

•	Revenue increased from $273.5 million to $288.1 million, an increase of 5.3%
•	Organic revenue increased 5.7%
•	EBITDA increased from $32.3 million to $43.4 million, an increase of 34.3%
•	EBITDA margin increased 330 basis points from 11.8% to 15.1%, an increase of 28.0%
•	Free Cash Flow increased from $15.0 million to $25.9 million, an increase of 72.8%
•	Net New Business wins totaled $20.3 million
•	Net Debt-to-EBITDA leverage declined to 3.1x at June 30, 2013, from 3.4x at March 31, 2013

YEAR TO DATE HIGHLIGHTS:

•	Revenue increased from $508.7 million to $555.2 million, an increase of 9.1%
•	Organic revenue increased 9.3%
•	EBITDA increased from $40.7 million to $73.8 million, an increase of 81.4%
•	EBITDA margin increased 530 basis points from 8.0% to 13.3%, an increase of 66.3%
•	Free Cash Flow increased from $7.9 million to $40.8 million, an increase of 419.4%
•	Net New Business wins totaled $73.3 million

NEW YORK, NY (July 25, 2013) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and six months ended June 30, 2013.

Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners, said, “Our second quarter results were very strong.  Organic revenue grew an impressive 5.7% and EBITDA increased 34%, representing a 330 basis point increase in EBITDA margin.  Our stellar financial profile is a direct result of our ability to deliver tangible, measurable financial results for our clients through our marketing communications, technology, data analytics insights and strategic consulting capabilities, which in turn solidifies strong client relationships, higher value work, and opportunities to integrate and provide more solutions to clients across MDC Partner firms.  Our results in the first half of the year, as well as our solid new business pipeline, give us the confidence to once again increase our financial guidance for 2013.  We now expect revenue growth of between 8% and 10%, EBITDA growth of between 28% and 33% and Free Cash Flow growth of between 61% and 71%.  For the longer-term, on an organic basis, we expect to convert mid-to-high single digit revenue growth into double digit EBITDA growth.  This would imply free cash flow growth in excess of 20%."

Guidance for 2013 is revised as follows:

		Prior	Revised	Implied
	2012	2013	2013	Year over Year
	Actuals	Guidance	Guidance	Change
Revenue	$1.07 billion	$1.145 - $1.170 billion	$1.155 - $1.180 billion	+7.9% to +10.2%
EBITDA	$118.4 million	$142 - $146 million	$152 - $157 million	+28.4% to +32.6%
Free Cash Flow	$49.6 million	$70 - $75 million	$80 - $85 million	+61.3% to +71.4%

Implied EBITDA Margin	11.1%	12.4% - 12.5%	13.1% - 13.3%	+200 to 220 basis points

Consolidated revenue for the second quarter of 2013 was $288.1 million, an increase of 5.3% compared to $273.5 million in the second quarter of 2012. EBITDA for the second quarter of 2013 was $43.4 million, an increase of 34.3% compared to $32.3 million in the second quarter of 2012, as the company realized 330 basis points of EBITDA margin expansion. Net income attributable to MDC Partners in the second quarter was $9.8 million compared to a loss of ($20.1) million in the second quarter of 2012. Diluted income per share from continuing operations attributable to MDC Partners common shareholders for the second quarter of 2013 was $0.30 compared to a loss of ($0.57) per share in the same period of 2012. Free cash flow was $25.9 million in the second quarter of 2013, compared with $15.0 million in the second quarter of 2012.

For the six month period ended June 30, 2013, consolidated revenue was $555.2 million, an increase of 9.1% compared to $508.7 million in the six months ended June 30, 2012. EBITDA for the six months ended June 30, 2013 increased 81.4% to $73.8 million compared to $40.7 million in the same period of 2012. Loss attributable to MDC Partners in the six months ended June 30, 2013 was ($33.3) million compared to a loss of ($46.4) million in 2012 as a result of $55.6 million of expenses related to the redemption of Notes in the Company’s recent refinancing. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the six months ended June 30, 2013 was ($1.01) compared to a loss of ($1.41) per share in the same period of 2012. Cash flows provided by continuing operating activities for the six months ended June 30, 2013 were $54.6 million compared to ($3.5) million used in the same period of 2012. Free cash flow was $40.8 million in the six months ended June 30, 2013, compared with $7.9 million in the same period of 2012.

David Doft, CFO of MDC Partners, said, “Our outstanding financial performance has allowed us to continue to improve our balance sheet.  As of the end of the second quarter, our leverage was 3.1 times net debt-to-EBITDA, well ahead of our long-term plan.  In addition, we expect our cash balance to increase as we continue to grow and scale our platform as a significant portion of our incremental revenue flows through to the bottom line.  While we will certainly utilize the cash on our balance sheet to invest in the growth of the business, we also believe that it is prudent to return cash to shareholders in the form of a dividend.  As such, we are returning to paying our dividend quarterly and are increasing the payout 21% to $0.17 per share from the implied $0.14 per share quarterly paid previously."

MDC Partners Announces $0.17 per Share Quarterly Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.17 per share on all of its outstanding Class A shares and Class B shares for the third quarter of 2013. This dividend will be payable on or about August 20, 2013, to shareholders of record at the close of business on August 6, 2013. In the future, the company expects to pay four quarterly dividends per year rather than the two semi-annual dividends previously declared.

Conference Call

Management will host a conference call on Thursday, July 25, 2013 at 4:30 p.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-858-4600 or toll free 1-866-605-3852. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 9:00 a.m. August 9, 2013, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10031503) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is one of the world’s largest Business Transformation Organizations that utilizes technology, marketing communications, data analytics, insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, and worldwide.

MDC Partners’ durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three and six months ended June 30, 2013 and 2012; and (2) presenting Free Cash Flow for the three and six months ended June 30, 2013 and 2012. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures. In addition, Net Debt is defined in our credit facility as debt due pertaining to the revolving credit facility plus debt pertaining to the Senior Notes less total cash and cash equivalents.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenue	$288,137	$273,506	$555,151	$508,658

Operating Expenses:
Cost of services sold	190,695	187,620	369,702	363,666
Office and general expenses	61,353	73,985	129,358	133,853
Depreciation and amortization	9,615	13,631	19,237	23,619
	261,663	275,236	518,297	521,138

Operating profit (loss)	26,474	(1,730)	36,854	(12,480)

Other Income (Expenses):
Other, net	(2,876)	214	(184)	(809)
Interest expense and finance charges	(10,375)	(11,830)	(22,803)	(22,826)
Loss on Redemption of Notes	-	-	(55,588)	-
Interest income	33	45	69	113

Income (loss) from continuing operations before income taxes and equity in affiliates	13,256	(13,301)	(41,652)	(36,002)

Income tax expense (benefit)	1,727	2,544	(12,523)	3,807

Income (loss) from continuing operations before equity in affiliates	11,529	(15,845)	(29,129)	(39,809)
Equity in earnings of non-consolidated affiliates	82	34	123	306

Income (loss) from continuing operations	11,611	(15,811)	(29,006)	(39,503)
Loss from discontinued operations, net of taxes	(279)	(2,493)	(1,836)	(3,585)
Net income (loss)	11,332	(18,304)	(30,842)	(43,088)
Net income attributable to the noncontrolling interests	(1,516)	(1,810)	(2,500)	(3,307)
Net income (loss) attributable to MDC Partners Inc.	$9,816	$(20,114)	$(33,342)	$(46,395)

Income (loss) Per Common Share:
Basic:
Income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$0.32	$(0.57)	$(1.01)	$(1.41)
Discontinued operations attributable to MDC Partners Inc. common shareholders	$(0.01)	$(0.08)	$(0.05)	$(0.11)
Income (loss) attributable to MDC Partners Inc. common shareholders	$0.31	$(0.65)	$(1.06)	$(1.52)

Income (loss) Per Common Share:
Diluted:
Income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$0.30	$(0.57)	$(1.01)	$(1.41)
Discontinued operations attributable to MDC Partners Inc. common shareholders	$(0.01)	$(0.08)	$(0.05)	$(0.11)
Net Income (loss) attributable to MDC Partners Inc. common shareholders	$0.29	$(0.65)	$(1.06)	$(1.52)

Weighted Average Number of Common Shares:
Basic	31,398,928	30,872,050	31,316,866	30,380,991
Diluted	34,116,291	30,872,050	31,316,866	30,380,991

SCHEDULE 2

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2013

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$200,868	$87,269	-	$288,137

Operating profit (loss) as reported	$27,075	$4,423	$(5,024)	$26,474
margin	13.5%	5.1%		9.2%

Add:
Depreciation and amortization	5,806	3,482	327	9,615
Stock-based compensation	1,839	1,030	1,885	4,754
Acquisition deal costs	39	181	336	556
Deferred acquisition consideration adjustments to P&L	3,549	(1,538)	-	2,011
Profit distributions from affiliates	-	-	-	-

EBITDA *	$38,308	$7,578	$(2,476)	$43,410
margin	19.1%	8.7%		15.1%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2012

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$183,750	$89,756	-	$273,506

Operating profit (loss) as reported	$13,080	$2,494	$(17,304)	$(1,730)
margin	7.1%	2.8%		-0.6%

Add:
Depreciation and amortization	8,828	4,474	329	13,631
Stock-based compensation	1,967	1,887	11,499	15,353
Acquisition deal costs	567	201	162	930
Deferred acquisition consideration adjustments to P&L	4,430	(463)	-	3,967
Profit distributions from affiliates	-	-	166	166

EBITDA*	$28,872	$8,593	$(5,148)	$32,317
margin	15.7%	9.6%		11.8%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2013

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$384,712	$170,439	-	$555,151

Operating profit (loss) as reported	$49,350	$3,038	$(15,534)	$36,854
margin	12.8%	1.8%		6.6%

Add:
Depreciation and amortization	11,640	6,905	692	19,237
Stock-based compensation	2,980	1,859	4,416	9,255
Acquisition deal costs	165	275	652	1,092
Deferred acquisition consideration adjustments to P&L	4,048	260	-	4,308
Profit distributions from affiliates	-	-	3,096	3,096

EBITDA *	$68,183	$12,337	$(6,678)	$73,842
margin	17.7%	7.2%		13.3%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2012

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$343,846	$164,812	-	$508,658

Operating profit (loss) as reported	$13,886	$(781)	$(25,585)	$(12,480)
margin	4.0%	-0.5%		-2.5%

Add:
Depreciation and amortization	13,925	9,017	677	23,619
Stock-based compensation	3,833	3,578	13,826	21,237
Acquisition deal costs	650	288	732	1,670
Deferred acquisition consideration adjustments to P&L	6,856	(361)	-	6,495
Profit distributions from affiliates	-	-	166	166

EBITDA*	$39,150	$11,741	$(10,184)	$40,707
margin	11.4%	7.1%		8.0%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 4

MDC PARTNERS INC.

FREE CASH FLOW

(US$ in 000s)

	Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Cash Flows Provided by (used in) Continuing Operating Activities	$86,579	$(16,733)	$54,607	$(3,475)
Distributions	-	166	3,096	166
Interest Expense, Net	10,342	11,785	22,734	22,713
Changes in Working Capital	(73,644)	37,984	(25,818)	20,725
Changes in Non-Current Assets & Liabilities	18,343	(2,192)	17,121	(1,074)
Other	1,790	1,307	2,102	1,652
EBITDA	$43,410	$32,317	$73,842	$40,707
Net Income Attributable to Noncontrolling Interests	(1,516)	(1,810)	(2,500)	(3,307)
Capital Expenditures, net (1)	(6,589)	(4,360)	(9,241)	(8,935)
Cash Taxes	(132)	(323)	(199)	(347)
Cash Interest, net & Other (2)	(9,291)	(10,847)	(21,121)	(20,267)
Free Cash Flow (3)	$25,882	$14,977	$40,781	$7,851

(1) Capital Expenditures, net represents capital expenditures net of landlord reimbursements.

(2) Cash Interest, net & Other represents the quarterly accrual of cash interest under our Senior Notes.

(3) Free Cash Flow is a non-GAAP measures. As shown above, Free Cash Flow represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less cash taxes, less net cash interest (including interest paid and other).

SCHEDULE 5

MDC PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	June 30,	December 31,
	2013	2012
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$77,336	$60,330
Accounts receivable, net	337,487	326,087
Expenditures billable to clients	57,161	58,842
Other current assets	23,255	16,892
Total Current Assets	495,239	462,151

Fixed assets, net	52,597	52,914
Investment in affiliates	880	-
Goodwill	715,717	720,071
Other intangible assets, net	55,483	63,243
Deferred tax assets	22,878	9,332
Other assets	46,649	37,234
Total Assets	$1,389,443	$1,344,945

Liabilities, Redeemable Noncontrolling Interests and Deficit
Current Liabilities:
Accounts payable	$232,115	$356,847
Accruals and other liabilities	250,712	93,895
Advance billings	137,824	131,908
Current portion of long term debt	1,345	1,858
Current portion of deferred acquisition consideration	77,771	104,325
Total Current Liabilities	699,767	688,833

Long-term debt	550,593	429,845
Long-term portion of deferred acquisition consideration	56,093	92,121
Other liabilities	45,944	47,985
Deferred tax liabilities	53,688	53,018
Total Liabilities	1,406,085	1,311,802

Redeemable Noncontrolling Interests	128,455	117,953

Shareholders' Deficit Common shares	255,225	253,870
Shares to be issued	424	424
Charges in excess of capital	(83,828)	(72,913)
Accumulated deficit	(350,055)	(316,713)
Stock subscription receivable	(55)	(55)
Accumulated other comprehensive loss	(9,034)	(7,445)
MDC Partners Inc. Shareholders' Deficit	(187,323)	(142,832)
Noncontrolling Interests	42,226	58,022
Total Deficit	(145,097)	(84,810)

Total Liabilities, Redeemable Noncontrolling Interests and Deficit	$1,389,443	$1,344,945

SCHEDULE 6

MDC PARTNERS INC.

SUMMARY CASH FLOW DATA

(US$ in 000s)

	Six Months Ended June 30,
	2013	2012

Cash flows provided by (used in) continuing operating activities	$54,607	$(3,475)
Discontinued operations	(536)	(3,086)
Net cash provided by (used in) operating activities	54,071	(6,561)

Cash flows provided by (used in) continuing investing activities	(9,032)	26,336
Discontinued operations	(7)	14
Net cash provided by (used in) investing activities	(9,039)	26,350

Net cash provided by (used in) continuing financing activities	(28,408)	44,187

Effect of exchange rate changes on cash and cash equivalents	382	(376)

Net increase in cash and cash equivalents	$17,006	$63,600